Exhibit 15.01

July 31, 2020

The Board of Directors and Stockholders of The Hartford Financial Services Group, Inc.
One Hartford Plaza
Hartford, CT 06155

We are aware that our reports dated April 29, 2020, and July 30, 2020, on our review of interim financial information of The Hartford Financial Services Group, Inc. and subsidiaries (collectively “the Company”) appearing in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, and June 30, 2020, respectively, are incorporated by reference in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut